Exhibit 99.1

November 24, 2025

GCI Liberty Announces Terms for Previously Announced Rights Offering

ENGLEWOOD, Colo.— (BUSINESS WIRE)—GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBK) (“GCI Liberty”) announced today terms for GCI Liberty’s previously announced distribution (the “Rights Distribution”) of subscription rights to holders of its Series A, Series B and Series C GCI Group common stock (“GCI Group common stock”) to acquire shares of its Series C GCI Group common stock (the “Series C GCI Group Rights”) in a rights offering to follow such distribution (the “Rights Offering”). The distribution date for the Rights Distribution will be 5:00 p.m., New York City time, on November 25, 2025. As previously announced, the record date for the Rights Distribution will be 5:00 p.m., New York City time, on November 24, 2025 (such date and time, the “Rights Record Date”); however, as a result of “due bill” trading procedures, those persons acquiring shares of GCI Group common stock in the market following the Rights Record Date but prior to the ex-dividend date (discussed below) and continuing to hold such shares through November 25, 2025 will be entitled to receive Series C GCI Group Rights. GCI Liberty expects that the Series C GCI Group Rights will be tradable beginning on November 26, 2025 under the symbol “GLIBR.”

In the Rights Distribution, GCI Liberty will distribute 0.3838 of a Series C GCI Group Right for each share of Series A, Series B or Series C GCI Group common stock held as of the Rights Record Date. Fractional Series C GCI Group Rights will be rounded up to the nearest whole right, as described in more detail in the preliminary prospectus (the “Preliminary Prospectus”) included in GCI Liberty’s Registration Statement on Form S-1 (File No. 333-291286), filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2025 (the “Registration Statement”). No rights to purchase shares of any other series of GCI Liberty’s common stock will be issued in the Rights Distribution.

Each whole Series C GCI Group Right will entitle the holder to purchase, pursuant to the basic subscription privilege, one share of GCI Liberty’s Series C GCI Group common stock at a subscription price of $27.20, which is equal to an approximate 20% discount to the volume weighted average trading price of GCI Liberty’s Series C GCI Group common stock for the ten-day trading period ending on and including November 21, 2025. Each Series C GCI Group Right also entitles the holder to subscribe for additional shares of Series C GCI Group common stock that are unsubscribed for in the Rights Offering pursuant to an oversubscription privilege.

It is expected that the ex-dividend date for the Rights Distribution will be November 26, 2025 and that the Rights Offering will commence on November 26, 2025. The completion of the Rights Distribution remains subject to the satisfaction of certain conditions, and GCI Liberty reserves the right to terminate the Rights Offering at any time prior to the expiration date of the Rights Offering, including prior to the Rights Distribution date or the commencement of the Rights Offering.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the proposed Rights Offering and timing thereof. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements, including, without limitation, GCI Liberty’s ability to complete the Rights Offering. These forward-looking statements speak only as of the date of this press release, and GCI Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in GCI Liberty’s expectations with regard thereto or any change of events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of GCI Liberty, including the risk factors detailed in the Registration Statement, as such risk factors may be amended, supplemented or superseded from time to time by other reports GCI Liberty subsequently files with the SEC, for additional information about GCI Liberty and the risks and uncertainties related to GCI Liberty’s business that may affect the statements made in this press release.

Not a Solicitation

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities referred to in this press release, nor will there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The Rights Offering, when commenced, will be made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. None of GCI Liberty, its board of directors or any committee of its board of directors is making any recommendation to rightsholders as to whether to exercise or sell their Series C GCI Group Rights.

The Rights Offering will be made pursuant to the Registration Statement on Form S-1 (including the Preliminary Prospectus) filed with the SEC, which became effective on November 24, 2025. A final prospectus will be filed with the SEC. Copies of the final prospectus, when it becomes available, will be distributed to all holders of GCI Group common stock as of the Rights Record Date and may also be obtained free of charge at the website maintained by the SEC at www.sec.gov.

About GCI Liberty, Inc.

GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBK) consists of its wholly owned subsidiary GCI, LLC (“GCI”). GCI is Alaska’s largest communications provider, providing data, voice and managed services to consumer and business customers throughout Alaska, serving more than 200 communities. GCI has invested $4.7 billion in its Alaska network and facilities over the past 45 years. Through a combination of ambitious network initiatives, GCI continues to expand and strengthen its statewide network infrastructure to deliver the best possible connectivity to its customers and close the digital divide in Alaska.

GCI Liberty, Inc.

Investor Contact:

(866) 876-0461

investor@gciliberty.com

Source: GCI Liberty, Inc.